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                                                                   EXHIBIT 10.17

                                MASTER AGREEMENT

                                     BETWEEN

                             CINERGY SERVICES, INC.

                                       AND

                          CONVERGENT GROUP CORPORATION

                            (CVG REFERENCE NO. U159)


         This AGREEMENT (hereinafter referred to as "Agreement") is made and entered into on July 10, 1997 (the "Effective Date"), by and between Cinergy Services, Inc., a Delaware corporation with a place of business at 1000 East Main St., Plainfield, IN 46168 (hereinafter referred to as "CSI"), and Convergent Group Corporation a Delaware corporation with a place of business at 6200 South Syracuse Way, Suite 200, Englewood, Colorado 80111 (hereinafter referred to as "CONVERGENT") (collectively hereinafter referred to as "Parties").

WHEREAS, CSI desires to develop and implement the integration of various strategic systems and applications of its Energy Delivery Business Unit to support its corporate business objectives; and

WHEREAS, CONVERGENT represents that it is capable of providing to CSI the consulting, procurement, and other services necessary for accomplishing such integration.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which are hereby acknowledged, with said consideration binding the Parties, the Parties agree as follows:

1. STATEMENT OF SERVICES - SCOPE OF WORK

1.1 CONVERGENT shall procure for CSI Hardware manufactured by third parties hereto (hereinafter referred to as "Hardware"), the licensing and maintenance of Third-Party Application Software and Operating System Software (hereinafter referred to as "Software"), and associated documentation (hereinafter referred to as "Documentation"), as well as provide professional technical and management consulting services to CSI for Custom Software and Custom Application Software systems as well as provide technical services related thereto, all as further defined in this Agreement and Schedules A through I ("Schedules"), which are attached hereto and incorporated herein by this reference (hereinafter referred to as "Work").

1.2 All Work shall be performed in accordance with sound and generally accepted professional practices and industry standards by professional, managerial and administrative personnel fully qualified in the respective professional disciplines required.

1.3 CONVERGENT shall have the complete professional, managerial or technical responsibility for the validity, accuracy and reliability of the Work performed.

1.4 CONVERGENT agrees to provide CSI with Hardware, Third-Party Software, Custom Software, Documentation, and technical and management consulting services as required to manage the development and implementation of strategic systems and applications to support CSI's



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corporate business objectives. These systems will be implemented in phases in accordance with the requirements of Schedule A - Scope of Work attached hereto and incorporated herein by this reference.

1.5 CONVERGENT will be the general project manager for its personnel and subcontractors in support of Energy Delivery Systems Integration Program (EDSIP) which is under CSI oversight. CONVERGENT's Scope of Work includes the Energy Delivery Asset System (EDAS), Smallworld Systems, Inc. Software; Trouble Call/Outage Management System (TC/COM), Configured Energy Systems, Inc. (CES) software; Oracle Software; Digital Equipment Corporation (DEC) server hardware; EDAS record creation; as well as hardware and software maintenance. CONVERGENT will be CSI's integration consultant responsible for advising CSI on the management, implementation, and integration strategies related to the deployment of the Work Management System (WMS); The Indus Group, Inc.; Resource Allocation/Computer Aided Dispatch (RA/CAD), Utility Partners, Inc.; Distribution Planning System (DPS), ABB, Inc. software, which are under separate contract with CSI. CSI shall ensure their contractors cooperate with and follow CONVERGENT's direction to meet the agreed upon Schedule H - Project Schedule in support of the integrated system solution.

2. SOLE AGREEMENT

2.1 This Agreement and the Schedules hereto constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede and replace all prior agreements and understandings, whether oral or written.

2.2 This Agreement may be amended or modified only by a Change Order in writing and duly executed by both Parties.

3. CONVERGENT EMPLOYEES

3.1 CONVERGENT personnel shall be and will remain at all times, during this Agreement, employees of CONVERGENT. CSI shall not be responsible for any payments due CONVERGENT employees on account of, or in connection with, this Agreement.

3.2 CONVERGENT employees assisting CSI under this Agreement ("Project Personnel") who are found, in CSI's sole opinion, to be unsatisfactory for services to be performed hereunder, shall be removed by CONVERGENT immediately upon receipt of written notice from CSI. Such employee shall be replaced with another CONVERGENT employee satisfactory to CSI as soon as possible.

4. PATENTS AND INVENTIONS

4.1 Deliverable Products and other materials furnished by CONVERGENT

    4.1.1 CONVERGENT has developed numerous proven proprietary materials which provide the methodologies for the development of the Deliverable Products. CSI agrees that CONVERGENT shall own all such products, materials, and methodologies and that CSI shall have or obtain no rights in such proprietary products, materials, and methodologies except pursuant to a separate written agreement executed by the Parties. CSI understands that CONVERGENT proprietary costs analysis and strategic planning models and facilities database models and designs or certain software products may be used under this Agreement and CSI agrees not to exhibit, distribute, or otherwise disclose any such proprietary methods and materials to external or third parties without prior approval in



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    writing from CONVERGENT. CONVERGENT shall continue to market, distribute, make derivative works from and sell similar work to other companies without further notice to nor consent from CSI. Nothing in this Agreement shall restrict or prohibit CONVERGENT's right to use concepts, techniques, and know-how used or developed in the course of performing these technical and management services.

    4.1.2 CONVERGENT shall be the owner of copyright or other intellectual property rights in such Deliverable Products. CONVERGENT grants to CSI a perpetual unrestricted, royalty-free, nonexclusive license to reproduce and use, for CSI's internal purposes only, any materials developed for CSI related to this Agreement, not including Third-Party Software Licenses. CSI agrees not to exhibit, distribute, or otherwise disclose any proprietary software, methods, or materials to external or third parties without prior approval in writing from CONVERGENT.

    4.1.4 The CONVERGENT grant of a License for CSI to use the Custom Software includes the right of any CSI affiliate or wholly-owned subsidiary of the parent CSI corporation to use the Custom Software for CSI internal business purposes only, and CSI and its affiliates and wholly-owned subsidiaries agree not to exhibit, distribute, or otherwise disclose any of the proprietary Software, methods, or materials to third parties without prior approval in writing by CONVERGENT.

4.2 All Third-Party Software licenses will be executed between CSI and the Third-Party Software vendors. Grants of licenses for all Third-Party Software licenses will be transferred from the Third-Party to CSI in accordance with a mutually acceptable license agreement.

5. PRICING

5.1 The Total Price for the Work is $26,181,378.00, which is comprised of a Fixed Price component as defined in Schedule B - Fixed-Price Payments and an Estimated Price component as defined in Schedule C - Billing Terms for Estimated Work, and it includes the price of the Previous Work.

5.2 The Estimated Price component is $11,031,378.00. The Estimated Price component, as defined in Schedule C - Billing Terms for Estimate Work, includes all estimated Incidental Expenses (billed to CSI at cost plus a three and one-half percent (3 1/2%) administrative fee), Custom Software Applications, system integration development, Hardware, and Third-Party Software. Incidental Expenses shall include, without limitation, reasonable amounts for the following: air transportation, auto rental, rail transportation, cabs, lodging and meals, express air shipments, data transmittal, telephone calls, and copying costs. The description of the tasks associated with the estimated Work effort is contained in Schedule A -Scope of Work, and the billing terms for the estimated cost and fees are contained in Schedule C - Billing Terms for Estimated Work.

5.3 The Fixed Price component is $15,150,000.00 and includes the delivery of technical and management consulting services and EDAS database creation. The description of the tasks associated with the Fixed Price component is contained in Schedule A - Scope of Work, and the billing schedule for the Fixed Price component is contained in Schedule B - Fixed-Price Payments.

5.4 The costs and fees set forth in Schedule B - Fixed-Price Payments and Schedule C - Billing Terms for Estimated Work are exclusive of the following and CSI agrees to:



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    5.4.1 enter into an Agreement Change Order for any mutually agreed upon change of Schedule A - Scope of Work and/or the costs and fees set forth in Schedule B - Fixed-Price Payments and Schedule C - Billing Terms for Estimated Work, in accordance with Clause 11.1.2 of this Agreement.

    5.4.2 all taxes, however designated, paid or payable by hereunder, exclusive of taxes based on the net income of CONVERGENT. If any charges under this Agreement are exempt from sales or use tax liability, CSI shall provide to CONVERGENT, upon execution of this Agreement, evidence of tax exemption acceptable to the relevant taxing authority.

5.5 The Parties agree that there are no monies in the Total Price for the Work for incentives associated with the successful completion of this project. However, a mutual incentive structure may be funded and defined in Schedule E - Project Incentive Plan within 60 days after execution of this Agreement unless a different Schedule is mutually agreed upon.

6. PAYMENT

6.1 The Fixed Price component payment schedule is contained in Schedule B - Fixed-Price Payments, which is attached hereto and incorporated herein by this reference. The Estimated Price component billing terms are delineated in Schedule C - Billing Terms for Estimated Work, which is attached hereto and incorporated herein by this reference. Acceptance of deliverables contained in Schedule A - Scope of Work will be in accordance with Schedule I - Deliverable Acceptance Procedures.

6.2 In the event that an invoice remains unpaid for thirty (30) days after the date it is received by CSI, CONVERGENT may charge CSI interest at the rate of 1 1/2 percent per month on the unpaid balance of said invoice from date of its receipt by CSI.

6.3 All invoices will be addressed to:

    Cinergy Services, Inc.
    Attn: Gary Wayne Patterson
    1000 East Main St.
    Plainfield, IN 46168

6.4 CSI will make payments using Electronic Funds Transfers using the bank and account information contained in Schedule G - Electronic Funds Transfer.

7. TERM; TERMINATION OF AGREEMENT

7.1 This Agreement shall remain in full force and effect until the earlier of
(a) the Work to be performed hereunder is completed or (b) termination, as provided below.

7.2 Termination for Cause

    7.2.1 If either Party shall at any time commit any material breach of any covenant, or warranty under this Agreement, and (i) shall fail to cure such breach within thirty (30) days of written notice of such breach or (ii) if it is not cured within thirty (30) days of written notice, shall fail to diligently commence to cure it within thirty (30) days of notice, the defaulted Party may at its option and in addition to any other remedies to which it is entitled, terminate this Agreement by written notice.



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    7.2.2 Except as may be prohibited by the U. S. bankruptcy laws, in the event of either Party's insolvency or inability to pay debts as they become due, voluntary or involuntary bankruptcy proceedings by or against a Party hereto, or appointment of a receiver or assignee for the benefit of creditors, the other Party may terminate this Agreement by written notice.

    7.2.3 CONVERGENT shall have the right to terminate this Agreement by written notice to CSI upon CSI's failure to pay CONVERGENT any undisputed amount due hereunder within sixty (60) days after such amount was due and payable. Any disputed amounts shall be resolved in accordance with Section 32, Alternate Dispute Resolution (ADR), herein.

7.3 Termination for Convenience

    7.3.1 CSI shall have the right to terminate this Agreement at any time for CSI's convenience provided that CONVERGENT is given (i) thirty (30) working days written notice by certified mail, return receipt requested of CSI's intent to terminate including the termination effective date and (ii) an opportunity for consultation with CSI prior to the termination effective date. Upon receiving notice of termination, CONVERGENT shall discontinue the Work on the date and to the extent specified in the notice and place no further orders for subservices except as needed to continue any portion of the Work which was not terminated. CONVERGENT shall also make every reasonable effort to cancel, upon terms satisfactory to CSI, all orders or subcontracts related to the terminated Work.

    7.3.2 If this Agreement is terminated by CSI for convenience after CONVERGENT has commenced any Work, mobilization, or other off-site activities under this Agreement, CONVERGENT will be paid for all Work performed prior to the date of termination and its actual and reasonable incurred costs and legally committed accrued costs from date of termination, including reasonable demobilization and project costs associated with vacating the site, determined in accordance with generally accepted accounting principles consistently applied.

7.4 All license rights granted but not paid in full by CSI shall cease upon any termination of this Agreement. Within fifteen (15) days after termination of the license rights granted herein, or termination of this Agreement for any reason, CSI agrees to certify to CONVERGENT in writing that the original and all copies of the Software and Documentation, in any form, have been destroyed.

8. CONFIDENTIALITY OF INFORMATION

8.1 The Parties acknowledge that in the course of this Agreement they will have access to, and/or will be in possession of, Confidential Information of the other. "Confidential Information" shall mean information regarded by the disclosing Party as confidential, including, but not limited to, information relating to its past, present, or future research, development, or business affairs; future project purchases; any proprietary products, materials, or methodologies; all items prepared for and submitted to the receiving Party in connection with Work performed under this Agreement, including drafts and associated material; and any other information marked or, in the case of information verbally disclosed, verbally designated as confidential at the time of disclosure by the disclosing Party and is reduced to a written summary marked in accordance with the verbal disclosure and delivered to the other Party within thirty (30) days after disclosure.



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8.2 Each Party shall hold in confidence, in the same manner as it holds its own
Confidential Information of like kind, all Confidential Information of the other to which it may have access hereunder. Access to Confidential Information shall be restricted to those of each Party's personnel, subcontractors and other agents with a need to know and engaged in a permitted use. Both Parties agree that their respective personnel, subcontractors, agents, and representatives who are given access to Confidential Information relating to this Agreement will be made aware of this Article and will understand that they are bound by this Article. Deliverable products marked confidential shall neither be exhibited nor distributed in any way to parties external to this Agreement, or to personnel, subcontractors, consultants, and agents not engaged in the performance of this Agreement.

8.3 The foregoing shall not prohibit or limit either Party's use of information including, but not limited to, ideas, concepts, know-how, techniques, and methodologies which (i) are or become generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by the receiving Party hereunder or its agents, representatives, or advisors), (ii) is or becomes available to it on a nonconfidential basis from a source other than the disclosing Party or its affiliates, advisors, agents, or representatives, provided that such source is not and was not bound by a confidentiality agreement with or other obligation of secrecy to the disclosing Party, (iii) has already been or is hereafter independently acquired or developed by it without violating any confidentiality agreement or other obligation of secrecy to the disclosing Party, or (iv) is required by law or regulation to be disclosed, provided, however, that it shall give the disclosing Party reasonable advance notice of such requirement so that the disclosing Party may seek appropriate legal relief against such disclosure.

8.4 The Parties hereto agree and acknowledge that any such Confidential Information shall be considered for all purposes confidential and privileged information under any local, state, or federal law and such Confidential Information shall not be released pursuant to any local, state, or federal act, law, or statute concerning "freedom of information."

8.5 This section shall survive termination or expiration of this Agreement for any reason for a period of five (5) years.

8.6 CSI acknowledges and agrees that the provisions of this section are essential to CONVERGENT and are reasonable and necessary to protect the legitimate interests of CONVERGENT and that the damages sustained by CONVERGENT as a result of a breach of the agreements contained herein will subject CONVERGENT to immediate, irreparable harm and damage, the amount of which, although substantial, could not be reasonably ascertainable, and that recovery of damages at law will not be an adequate remedy. Therefore, CSI agrees that CONVERGENT, in addition to any other remedy it may have under this Agreement or at law, shall be entitled to seek injunctive and other equitable relief to prevent or curtail any breach of any provision of this section. CSI waives any right to the posting of a bond in the event of an issuance of a temporary restraining order, preliminary injunction, or permanent injunction upon the issuance of said order by a court of competent jurisdiction.

8.7 Upon expiration or termination of this Agreement for any reason, both Parties shall return to the other Party any Confidential Information or proprietary information belonging to the other Party which is in its possession or certify in writing by an officer of the corporation that such Confidential Information has been destroyed, except that CONVERGENT shall be entitled to retain a duplicate set of any configuration and/or customized Software delivered by CONVERGENT in connection with this Agreement. This section shall survive expiration or termination of this Agreement for any reason.



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9. EQUAL EMPLOYMENT

In performing the technical and management services hereunder, CONVERGENT agrees to comply with all applicable local, state, and federal laws, regulations, and orders relating to fair and equal employment opportunity practices and policies.

10. NON-SOLICITATION OF EMPLOYEES

10.1 The Parties agree that they will not, during the term of this Agreement and for a period continuing for 24 months after the expiration or termination of this Agreement, for any reason, directly or indirectly, solicit, influence, entice, or encourage any person who is then or had been within one (1) year of such action an employee to cease his or her relationship with that Party, or otherwise interfere with, disrupt, or attempt to disrupt any past, present, or prospective relationship, contractual or otherwise, between the other Party and any of its employees.

10.2 The Parties further agree that they will not, during the term of this Agreement and for a period continuing for 24 months thereafter, hire or attempt to hire, whether as an employee, consultant, or otherwise, any person who was employed by the other Party at any time during the term of this Agreement.

10.3 Both Parties acknowledge and agree that the provisions of this section are essential to them and are reasonable and necessary to protect the legitimate interests of each Party and that the damages sustained by either Party as a result of a breach of the agreements contained herein will subject them to immediate, irreparable harm and damage, the amount of which, although substantial, could not be reasonably ascertainable, and that recovery of damages at law will not be an adequate remedy. Therefore, the Parties agree that, in addition to any other remedy they may have under this Agreement or at law, each shall be entitled to seek injunctive and other equitable relief to prevent or curtail any breach of any provision of this section. Both Parties waive any right to the posting of a bond in the event of an issuance of a temporary restraining order, preliminary injunction, or permanent injunction upon the issuance of said order by a court of competent jurisdiction.

10.4 This section shall survive termination or expiration of this Agreement for any reason.

10.5 If the scope of any restriction contained in this section is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law and each Party hereby consents and agrees that the scope may be judicially modified in any proceeding brought to enforce such restriction.

10.6 This section shall not be applicable to retirees or persons involuntarily separated or involuntarily redeployed.

11. SPECIAL CONDITIONS

11.1 If the project scope of Work is requested by CSI to be increased or changed in such a manner as to require additional labor or expenses, and CONVERGENT agrees to such changes, the Parties will adjust both scope and cost and fees, or other affected terms through written amendment to this Agreement.

11.2 CSI and CONVERGENT reserve the right to subsequently amend this Agreement to include services in addition to those specified in the attached Schedules and outside the scope of Schedule D - Project Assumptions. Compensation for additional services or products will be as



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agreed by CSI and CONVERGENT and may be incorporated as Change Orders to this
Agreement. All Work to be accomplished will be defined in written Change Orders approved by the Parties in accordance with the Change Order process defined in Schedule F - Change Order Procedure. The Change Orders will define the objectives to be addressed, the scope of services to be provided, the products to be delivered, the schedule to be met, special considerations (as appropriate) and a Change Order price estimate or fixed fee. CONVERGENT will be reimbursed as provided in the Change Order.

11.3 CONVERGENT's project team members will have the opportunity and authority to contact personnel at CSI directly in the performance of technical consulting duties.

12. ADDRESSES OF PARTIES TO AGREEMENT

12.1 All correspondence, contracts, and communications between the Parties to this Agreement should be made to the following:

     Cinergy Services, Inc.
     1000 East Main St.
     Plainfield, IN 46168

     Attn: Gary Wayne Patterson

     Telephone: (317) 838-2155
     Facsimile: (317) 838-1985

     Convergent Group Corporation
     6200 South Syracuse Way, Suite 200
     Englewood, CO 80111

     Attn: Terry L. Yaryan

     Telephone: (303) 741-8400
     Facsimile: (303) 741-8401

12.2 All notices required or permitted hereunder shall be sufficient if given in writing and if delivered personally, by overnight courier, or by certified mail, return receipt requested, postage prepaid, addressed to CONVERGENT or CSI, as the case may be, at the addresses set forth above or at such other address as such Party shall have designated in the manner provided in this section. Notice shall be deemed given on the date of receipt, in the case of personal delivery, or on the delivery or refusal date, as specified on the return receipt, in the case of overnight courier or certified mail.

13. CONVERGENT TRAINING

Subject to a mutually agreed to schedule, CONVERGENT will provide training to CSI in the use of CONVERGENT software listed in Schedule A - Scope of Work. The extent of such training, number of CSI personnel to be trained, location of such training, and the appropriate price are reflected in the Schedules.



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14. HARDWARE DELIVERY/INSTALLATION

14.1 Some Hardware will initially be delivered to CONVERGENT to be used for planning and development efforts. During the period that the Hardware is located at the CONVERGENT facility, Risk of Loss shall be with CONVERGENT and CONVERGENT is authorized by CSI to install, maintain, and request warranty remedies from the Third-Party Hardware manufacturer during the period it is located at CONVERGENT's facility.

14.2 Risk of Loss to Hardware and Software shall pass to CSI when CONVERGENT no longer has physical control of the equipment. Subject to manufacturer warranties, the Hardware and Software will be deemed accepted when used by CONVERGENT (if initially delivered to CONVERGENT) or by CSI (if initially delivered to CSI installation site) in the ordinary course of business.

15. HARDWARE MAINTENANCE

CONVERGENT will procure Hardware maintenance for CSI. The terms of the Hardware maintenance will be in accordance with mutually agreed upon maintenance provisions.

16. SOFTWARE MAINTENANCE

16.1 CONVERGENT will procure Third-Party Software maintenance during the term of this Agreement based upon a mutually agreed upon schedule of costs and fees between CSI and CONVERGENT. The terms of the Third-Party Software maintenance will be in accordance with mutually agreed upon maintenance provisions.

16.2 CONVERGENT will provide Custom Application Software maintenance in accordance with a mutually agreed to schedule of costs and fees between CSI and CONVERGENT during the term this Agreement. The terms of the Custom Software maintenance will be in accordance with mutually agreed upon maintenance provisions to be added at a later date.

17. WARRANTY AND DISCLAIMER

17.1 CONVERGENT warrants that for ninety (90) days after the Installation Date
(i) any Hardware which is procured for CSI by CONVERGENT will be free from defects in materials and workmanship, (ii) any Third-Party Software which is procured for CSI by CONVERGENT will perform substantially in compliance with the Documentation provided by CONVERGENT, (iii) all Custom Software provided by CONVERGENT will perform substantially in compliance with the Documentation provided by CONVERGENT, and (iv) the system integration will meet the requirements contemplated by the Scope of Work, if any, as demonstrated by the successful completion of the mutually agreed upon acceptance test.

17.2 YEAR 2000 COMPLIANCE REPRESENTATIONS AND WARRANTY

     17.2.1 CONVERGENT represents and warrants that the Custom Software provided by CONVERGENT is designed to be used prior to, during, and after calendar year 2000 AD, and that the software will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represent or reference different centuries or more than one century.



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     17.2.2 Without limiting the generality of the foregoing, CONVERGENT further represents and warrants that:

            (i) the software will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represent or reference different centuries or more than one century;

            (ii) the software has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the applicable century;

            (iii) the software includes "year 2000 capabilities." For the purposes of this Agreement, "year 2000 capabilities" means the software:

                  (a) will manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; and

                  (b) provides that all date-related user interface functionalities and data fields include the indication of century; and

                  (c) provides that all date-related data interface functionalities include the indication of century.

     17.2.3 The term "Year 2000 Compliance Representations and Warranty" shall mean, collectively, the representations and warranties set forth in this paragraph 17.2.

     17.2.4 The Year 2000 Compliance Representations and Warranty period shall begin as of the date of the License Agreement and end on the date the software has operated without a breach of the Year 2000 Compliance Representations and Warranty for a consecutive 14-month period subsequent to January 1, 2000.

     17.2.5 Any provisions of the License Agreement which tend to limit or eliminate the liability of either Party, including any warranty provisions of the License Agreement, shall not be applicable to the Year 2000 Compliance Representations and Warranty.

     17.2.6 In the event that CSI is entitled to modify the software pursuant to the License Agreement, CSI agrees that it shall not modify the software in any manner which would affect the performance of the software in such a manner as to cause it to fail to meet the Year 2000 Compliance Representations and Warranty. There shall be no liability on the part of CONVERGENT for any failure of the software to conform to the Year 2000 Compliance Representations and Warranty to the extent that any such failure is directly attributable to a modification of the software by CSI.

     17.2.7 In the event of any conflict or apparent conflict between the terms and conditions of other articles of the License Agreement and the terms and conditions of this Year 2000 Compliance Article, the terms and conditions of this Year 2000 Compliance Article shall control. Except to the extent otherwise set forth herein, the terms and conditions of the License Agreement shall remain in full force and effect.



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     17.2.8 This Year 2000 Compliance Article and the License Agreement shall not be assigned by CONVERGENT without the prior written consent of CSI.

17.3 Year 2000 compliance warranties obtained by CONVERGENT from third parties providing Third-Party Software will be assigned to CSI in the license agreements.

17.4 CONVERGENT MAKES NO OTHER WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT BY WAY OF LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE HARDWARE, SOFTWARE, DOCUMENTATION, TECHNICAL INFORMATION, AND TECHNICAL ASSISTANCE PROVIDED BY CONVERGENT PURSUANT TO THIS AGREEMENT.

18. LIMIT OF LIABILITY

Both Parties' liability with respect to Work provided under this Agreement shall be limited to claims directly attributable only to the failure of each Party's agents or employees to exercise the degree of skill and performance normally exercised by duly qualified persons performing similar functions. The amount of liability for each Party shall not exceed the total amount of this Agreement. IN NO EVENT SHALL EITHER PARTY, ITS EMPLOYEES OR AGENTS BE LIABLE FOR LOSS OF EARNINGS, LOSS OF PROFITS, LOSS OF INTEREST, JUDGMENTS, AWARDS, OR CONTRIBUTION THERETO, OR ANY OTHER SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGE, HOWEVER CAUSED.

19. NEGLIGENCE

Each Party shall be responsible for willful misconduct and negligent acts or omissions of its agents and employees. Each Party shall indemnify, hold harmless, and defend the other from and against all liabilities for bodily injury and property damage to the extent caused by the willful or negligent act or omission of the indemnifying Party or its agents or employees. This section shall survive expiration or termination of this Agreement for any reason.

20. LIMITATION OF REMEDIES

20.1 CONVERGENT's entire liability and CSI's exclusive remedy in respect to Work provided under this Agreement with the exception of the indemnity provision in
Section 21, shall be that CONVERGENT will, pursuant to applicable maintenance provisions, restore the Hardware to working order if it should fail due to defects in materials and workmanship and correct the Third-Party Software or Custom Software provided by CONVERGENT if it should fail to substantially conform to the Documentation provided by CONVERGENT, during the period in which CONVERGENT is providing maintenance services in accordance with Sections 15 and 16 herein. However, if CONVERGENT is unable to cure such defects, as CSI's exclusive remedy, CONVERGENT will grant CSI a refund for the Hardware and/or Third-Party Software and/or Custom Software involved, based upon its straight line depreciated value over the life of the product as determined by CONVERGENT and accept its return.

20.2 CONVERGENT's entire liability for damages for any cause whatsoever, and regardless of the form of action, shall be limited to CSI's actual direct damages not to exceed the amount paid to CONVERGENT under this Agreement for the specific item that caused the damage or that is the



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subject matter of, or is directly related to, the cause of action. This limitation is not applicable to claims for patent, copyright, and trade secret infringement which claims are covered by Section 21.

20.3 IN NO EVENT SHALL CSI, CONVERGENT, THEIR OFFICERS, AGENTS, AND EMPLOYEES BE LIABLE UNDER OR IN CONNECTION WITH THIS AGREEMENT UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY, OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES.

21. PATENTS, TRADEMARKS AND TRADE SECRET INFRINGEMENT INDEMNITY

21.1 CONVERGENT shall defend, at its expense, any action brought against CSI to the extent that it is based upon a claim that any Hardware, Custom Software, or Documentation infringes a patent, copyright, or violates any Third-Party trade secret or proprietary right and shall pay all costs and damages finally awarded against CSI, provided that CONVERGENT is given prompt written notice of such claim and is given information, reasonable assistance, and sole authority to defend or settle the claim.

21.2 If any such action is brought, or in CONVERGENT's opinion is likely to be brought, then CONVERGENT may at its election (i) obtain for CSI the right to continue using the Hardware, Custom Software, or Documentation; (ii) replace or modify such so that it becomes noninfringing; or (iii) if such remedies are not reasonably available, accept CSI's return of the Hardware, Custom Software, or Documentation, and grant CSI a refund for the Hardware, Custom Software or Documentation involved, based upon its straight line depreciated value over the life of the product as determined by CONVERGENT including CSI's expenses and costs in defending such action, providing CSI follows the requirements of this section and such costs are authorized by CONVERGENT.

21.3 CONVERGENT shall have no obligation under this section if the alleged infringement or violation is based upon the use of the Hardware, Custom Software, or Documentation in combination with other hardware, software, or documentation not furnished by CONVERGENT or if such claim arises from CONVERGENT compliance with CSI's designs, specifications, or instructions, or from CSI's modification of the Hardware, Custom Software, or Documentation.

21.4 CONVERGENT shall have no liability for infringement of patents, copyrights, or violation of trade secrets or proprietary rights except as expressly provided in this section.

22. GOVERNING LAW

This Agreement will be governed by the laws of the State of Indiana, without regard to the conflicts of laws principles of such state.

23. ENFORCEMENT EXPENSES

In the event of a breach or threatened breach of any term or provision of this Agreement, the nonbreaching Party shall be entitled to all of its remedies available at law or in equity and in addition shall be entitled to be reimbursed for all of its costs and expenses in enforcing this Agreement, including, but not limited to, reasonable attorneys' fees. This section shall survive expiration or termination of this Agreement for any reason.



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24. SCHEDULES

The following Schedules are attached hereto, form a part hereof, and are incorporated herein by this reference:

         Schedule A:       Scope of Work
         Schedule B:       Fixed-Price Payments
         Schedule C:       Billing Terms for Estimated Work
         Schedule D:       Project Assumptions
         Schedule E:       Project Incentive Plan
         Schedule F:       Change Order Procedure
         Schedule G:       Electronic Funds Transfer
         Schedule H:       Project Schedule
         Schedule I:       Deliverable Acceptance Procedures

25. CAPTIONS AND HEADINGS

The captions and headings herein are for convenience only and in no way shall be used in the interpretation or construction of this Agreement.

26. WAIVER OF COMPLIANCE

Any failure by any Party hereto to enforce at any time any term or condition of this Agreement shall not be considered a waiver of that Party's right to later enforce each and every term and condition hereof.

27. ASSIGNMENT; BINDING EFFECT

This Agreement may not be assigned by either Party hereto without the prior written consent of the other Party which shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of each of the Parties and its respective successors and permitted assigns.

28. DELAYS

Any loss, damage, or delay in, or failure of, performance by either Party shall not constitute a default hereunder or be a ground for termination of this Agreement, or give rise to any claims for damage against either Party if such loss, damage, delay, or failure is attributable in whole or in part to any cause beyond the control of the other Party. These causes include, but are not limited to, acts or omissions of the claiming Party causing delay, acts of God or the public enemy, compliance with any order, decree, or request of any governmental authority, fires, floods, explosions, accidents, riots, strikes, labor difficulties, or other concerted acts of workmen, or any other cause not within the reasonable control of the other Party. In the event of the occurrence of any such delay, the time for the performance by the other Party of its Work shall be extended for a period of time equivalent to the time attributable to such delay.

29. SEVERABILITY

If any provision of this Agreement or the application thereof to any Party or circumstance shall be declared invalid, illegal, or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by applicable law. In such event, the Parties shall use their best efforts to replace the invalid or unenforceable provision with a provision that, to the extent



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permitted by applicable law, achieves the purposes intended under the invalid or unenforceable provision.

30. INSURANCE

30.1 During the term of this Agreement, CONVERGENT shall provide and maintain at its expense the following kinds of insurance with limits of liability as set forth below:

         Insurance                                          Limits of Liability
         ---------                                          -------------------

         Workman's Compensation                             Statutory

         Commercial General Liability                       $2,000,000

         Automobile Liability                               $1,000,000

         Excess Liability                                   $10,000,000

30.2 CONVERGENT agrees to provide CSI with a certificate of insurance evidencing the coverages required above and stating the policy numbers and inception and expiration dates of all policies. This certificate of insurance shall also provide for 10 days prior notice to CSI in the event of cancellation of the policy. Said certificate shall be furnished to CSI prior to the commencement of any Work under this Agreement.

31. INDEPENDENT CONTRACTOR STATUS

The Parties to this Agreement are independent contractors, and none of the provisions of this Agreement shall be interpreted or deemed to create any relationship between such Parties other than that of independent contractors. Nothing contained in this Agreement shall be construed to create a relationship of employer and employees, master and servant, principal and agent, or co-venturers between CSI and CONVERGENT, between CSI and any employee of CONVERGENT, or between CONVERGENT and any employee of CSI. CSI shall have no right to control or direct the details, manner, or means by which CONVERGENT performs the technical and management consulting services hereunder, provided that such technical and management consulting services shall be performed to CSI's reasonable satisfaction. In performing such services, CONVERGENT shall have no control over or management authority with respect to CSI or its operations.

32. RIGHT OF AUDIT

CONVERGENT records for expenses incurred and records of time charged by individuals to the project shall be open to inspection by CSI during normal business hours during the duration of this Agreement.

33. ALTERNATE DISPUTE RESOLUTION (ADR)

33.1 If a dispute arises between the Parties relating to this Agreement, the Parties agree to use the following procedure prior to either Party pursuing other available remedies:

     (a) A meeting shall be held promptly between the Parties, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute.



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     (b)  If, within thirty (30) days after such meeting, the Parties have not succeeded in negotiating a resolution of the dispute, they will jointly appoint a mutually acceptable neutral person not affiliated with either of the Parties (the "Neutral") to act as a mediator. If the Parties are unable to agree on the Neutral within twenty (20) days, they shall seek assistance in such regard from the CPR Institute for Dispute Resolutions ("CPR"). The fees of the Neutral and all other common fees and expenses shall be shared equally by the Parties.

     (c) The mediation may proceed in accordance with CPR's Model Procedure for Mediation of Business disputes, or the Parties may mutually establish their own procedure.

     (d) The Parties shall pursue mediation in good faith and in a timely manner. In the event the mediation does not result in resolution of the dispute within sixty (60) days, then, upon seven (7) days written notice to the other Party, either Party may suggest another form of ADR, e.g., a mini-trial or summary jury trial, or may pursue other available remedies.

33.2 All ADR proceedings shall be strictly confidential and used solely for the purposes of settlement. Any materials prepared by one Party for the ADR proceedings shall not be used as evidence by the other Party in any subsequent litigation; provided, however, the underlying facts supporting such materials may be subject to discovery.

33.3 Each Party shall, except as otherwise provided herein, be responsible for its expenses, including legal fees, incurred in the course of any arbitration proceedings. The fees of the Neutral arbitrator shall be divided evenly between the Parties.

33.4 CONVERGENT shall carry on and be paid for the technical and management services not in dispute and maintain the estimated schedule for Services during any arbitration or litigation proceedings, unless otherwise agreed by CONVERGENT or CSI in writing.

33.5 Each Party fully understands its specific obligations under ADR provisions of the Agreement. Neither Party considers such obligations to be vague or in any way unenforceable, and neither Party will contend to the contrary at any future time or in any future proceedings.

33.6 PPIf CSI issues a purchase order, memorandum or other instruments covering the goods or services provided under this Agreement, it is agreed that such document is for CSI's internal purposes only unless it is accepted in writing by CONVERGENT, in which case all terms and conditions contained therein which are additional to or inconsistent with this Agreement shall be of no force and effect. The Agreement shall not be varied other than by an instrument in writing of subsequent date hereto, executed by the duly authorized representatives of both Parties. The Agreement shall be construed in accordance with, and its performance governed by the laws of the State of Iowa excluding its laws on conflict of law.



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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective
Date.


CINERGY SERVICES, INC.                         CONVERGENT GROUP CORPORATION

By: /s/ LARRY E. THOMAS                        By: /s/ GLENN E. MONTGOMERY
   -------------------------------                -----------------------------

Name: Larry E. Thomas                          Name:  Glenn E. Montgomery
     -----------------------------

Title: President - Energy Delivery             Title:  CEO
      ----------------------------



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